UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbo l(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously reported on Form 8-K filed on June 30, 2025, Perfect Moment Ltd. (the “Company”) entered into an Underwriting Agreement with ThinkEquity LLC, as representative to the underwriters (the “Representative”), to issue and sell 10,000,000 shares of common stock, $0.0001 par value per share of the Company (the “Common Stock”), and representative warrants to purchase shares of Common Stock equal to 5% of the aggregate number of shares of Common Stock being offered (“Representative Warrants”).

On July 21, 2025, the Representative partially exercised the over-allotment option for an additional 313,128 shares of Common Stock, generating net proceeds of approximately $87,363, after deducting underwriting discounts and commissions and offering expenses payable by the Company, which closed on July 21, 2025 (“Partial Over-Allotment”). The Company additionally issued, to the Representative, Representative’s Warrant to purchase up to 15,656 shares of Common Stock at an exercise price of $0.375 per share.

The Company intends to use the net proceeds from the Partial Over-Allotment for general corporate purposes and working capital.

The description of the Representative’s Warrant is qualified in its entirety by reference to the full text of the final, executed Representative’s Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, as filed with the Securities and Exchange Commission on June 30, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2025	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President